Exhibit  1

                     TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-18
*CUSIP:    21988G759       Class     A-1
           21988GAQ9       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 2, 2007.

INTEREST ACCOUNT
----------------

Balance as of         February 1, 2007.....                                                           $0.00
         Scheduled Income received on securities.....                                                 $0.00
         Unscheduled interest received on securities upon redemption by                          $10,408.13
         issuer on 2/2/2007.....
         Unscheduled premium received on securities upon redemption by                        $1,873,462.50
         issuer on 2/2/2007.....

LESS:
         Distribution to Class A-1 Holders.....                                                  -$9,372.40
         Distribution to Class A-2 Holders.....                                              -$1,874,498.23
         Distribution to Depositor.....                                                              -$0.00
         Distribution to Trustee.....                                                                -$0.00
Balance as of         February 2, 2007.....                                                           $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of         February 1, 2007.....                                                           $0.00
         Scheduled principal payment received on securities.....                                      $0.00
         Unscheduled principal payment received on securities  upon redemption               $45,750,000.00
         by issuer on 2/2/2007.....

LESS:
       Distribution to Class A-1 Holders.....                                               -$45,750,000.00
Balance as of         February 2, 2007.....                                                           $0.00


               UNDERLYING SECURITIES HELD AS OF           February 1, 2007

           Principal Amount            Title of Security
              ---------                -----------------
                   $0 Southern Company Capital Trust I 8.19% Exchange Capital Securities due February 1, 2037
                            *CUSIP:        84258PAC1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.